COMPANY ACT

ARTICLES

of

6 4 9 1 8 6   B.C. LTD.

1. INTERPRETATION

1.1 Definitions

In these Articles, unless the context otherwise requires:

(1)	"Board of Directors", "Directors" and "Board" mean the directors or sole director of the Company for the time being;

(2)	"Company Act" means the Company Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(3)	"Designated Security" means a security of the Company that is not a debt security and that:

(a)	carries a voting right in all circumstances or under some circumstances that have occurred and are continuing, or

(b)	carries a residual right to participate in the earnings of the Company or, upon the liquidation or winding up of the Company, in its assets;

(4)	"Month" means calendar month;

(5)
"Registered Owner" and "Registered Holder", when used with respect to a share in the authorised capital of the Company, mean the person registered in the register of members with respect to that share;

(6)	"Registered Address" of a member means his address as recorded in the register of members;

(7)	"Registered Address" of a director means his address as recorded in the Company's register of Directors;

(8)	"Seal" means the common seal of the Company, if any.

1.2 Reference to "Writing"

Expressions referring to writing shall be construed as including references to printing, lithography, typewriting, photography, photocopying and other modes of representing or reproducing words in a visible form.

1.3 Construction of Words

Words importing the singular include the plural and vice versa; and words importing a male person include a female person and a corporation.

1.4 Company Act and Interpretation Act Definitions Applicable

The definitions in the Company Act and the definitions and rules of construction in the Interpretation Act shall, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles. If there is a conflict between a definition in the Company Act and a definition or rule in the Interpretation Act, the definition in the Company Act shall prevail.

2. SHARES AND SHARE CERTIFICATES

2.1 Authorised Capital

The authorised capital of the Company shall consist of shares of a class or classes, which may be divided into one or more series, as described in the Memorandum of the Company and each class of issued shares shall be evidenced by a distinct form of certificate.

2.2 Form of Certificate

Every share certificate issued by the Company shall be in such form as the Directors approve and shall comply with the Company Act.

2.3 Member Entitled to Certificate

Every member is entitled, without charge, to one certificate for each class or series of shares registered in his name; provided that:

(1)
in respect of a share held jointly by several persons, the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint Registered Holders or to his duly authorised agent shall be sufficient delivery to all; and

(2)	the Company shall not be bound to issue certificates representing redeemable shares, if such shares are to be redeemed within one month of the date on which they were allotted.

2.4 Certificate Available Within Month

Certificates shall be available for delivery by the Company within one month after the issue or transfer, as the case may be, on the registers of the company, of the shares represented by the certificates, unless the conditions of the share otherwise provide, or where the Company has issued shares with a special right to convert attached thereto, within one month after receipt by the Company of the share certificate for the share to be converted properly tendered for conversion, and the conversion of those shares.

2.5 Delivery by Post

Any certificate may be delivered by the Company by mailing the same by registered prepaid post to the member entitled thereto at the member's Registered Address and the Company shall not be liable for any loss occasioned by the member owing to any such share certificate so sent being lost in the post or stolen.

2.6 Replacement of Lost or Defaced Certificate

If a share certificate:

(1)
is worn out or defaced, the Directors shall, upon production to them of that certificate and upon such other terms, if any, as they may think fit, order the certificate to be cancelled and they may issue a new certificate in lieu thereof;

(2)
is lost, stolen or destroyed, then upon proof thereof to the satisfaction of the Directors and upon such indemnity, if any, as the Directors deem adequate being given, a new share certificate in place thereof shall be issued to the person entitled to the lost, stolen or destroyed certificate; or

(3)
represents more than one share and the Registered Owner thereof surrenders it to the Company with a written request that the Company issue, registered in his name, two or more certificates each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate so surrendered, the Company shall cancel the certificate so surrendered and issue in place thereof certificates in accordance with the request.

A sum, as the Directors deem fit and not exceeding that permitted by the Company Act, shall be paid to the Company for each certificate issued under this Article.

2.7 Recognition of Trusts

Except as required by law or statute or these Articles, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fraction of a share (except as by law or statute or these Articles provided or as ordered by a court of competent jurisdiction) or any other rights in respect of any share except an absolute right to the entirety thereof in the Registered Holder.

2.8 Execution of Certificates

Every share certificate shall be signed manually by at least one officer or Director of the Company, or by or on behalf of a registrar, branch registrar, transfer agent or branch transfer agent of the Company.

3. ISSUE OF SHARES

3.1 Directors Authorised

Subject to the Company Act and any provision contained in a resolution passed at a general meeting authorising any alteration of the capital of the Company, the unissued shares of the Company together with any shares of the Company purchased, redeemed or otherwise acquired by the Company and not cancelled shall be under the control of the Directors who may, subject to the rights of the holders of the shares of the Company for the time being issued, issue, allot, sell, grant options on or otherwise dispose of such shares to such persons, including Directors, in such manner, upon such terms and conditions and at such price or for such consideration, as the Directors, in their absolute discretion, may determine.

3.2 Conditions of Allotment

If the Company is, or becomes, a company which is not a reporting company and the Directors are required by the Company Act before allotting any shares to offer them pro rata to the members, the Directors shall, before allotting any shares, comply with the applicable provisions of the Company Act.

3.3 Commissions

The Company, or the Directors on behalf of the Company, may at any time, subject to the Company Act, pay a commission or allow a discount to any person in consideration of that person subscribing or agreeing to subscribe, or procuring or agreeing to procure subscriptions, whether absolutely or conditionally, for any shares in the capital of the Company, which commission or discount, except where the Company is a specially limited company, shall not, in the aggregate, exceed 25% of the subscription price. Where the Company is a specially limited company, such discount or commission shall not exceed 95% of the subscription price or the par value, whichever is the greater.

3.4 Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.5 Conditions of Issue

Except as provided for by the Company Act, no share may be issued until it is fully paid by the receipt by the Company of the full consideration therefor in cash, property or past services actually performed for the Company. A document evidencing indebtedness of the person to whom the shares are allotted is not property for the purpose of this Article. The value of property or services shall be an amount set by resolution of the Directors, that is, in all circumstances of the transaction, no greater than fair market value.

3.6 Price of Shares With and Without Par Value

The Directors may determine the price or consideration at or for which shares without par value may be issued and the price including any premium at which shares with par value may be issued.

3.7 Share Purchase Warrants and Rights

The Company may, subject to the Company Act, issue share purchase warrants and rights upon such terms and conditions as the Directors shall determine, which share purchase warrants and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other security issued or created by the Company from time to time.

4. SHARE REGISTERS

4.1Registers of Members, Transfers and Allotments

As required by the Company Act, the Company shall keep or cause to be kept within British Columbia registers of members, transfers and allotments or a combination of one or more of such registers. If the Company's capital shall consist of more than one class or series of shares, separate registers of members, transfers and allotments may be kept in respect of each class or series of shares. The Directors, on behalf of the Company, may, subject to the Company Act, appoint a trust company to maintain and keep the registers of members, transfers or allotments or, if there is more than one class or series of shares, the Directors, subject to the Company Act, may appoint a trust company, which need not be the same trust company, to keep the registers of members, transfers or allotments for each class or series of shares. The Directors, on behalf of the Company. may also appoint one or more trust companies, including the trust company which keeps the register of members or any other such register, as transfer agent for its shares or any class or series thereof, as the case may be, and the same or another trust company or companies as registrar for its shares or such class or series thereof, as the case may be. The Directors may terminate such appointment of any trust company at any time and may appoint another trust company in its place.

4.2 Branch Registers

Unless prohibited by the Company Act, the Company may keep or cause to be kept one or more branch registers of members at such place or places as the Directors may from time to time determine.

4.3 Closing Register

The Company shall not at any time close its register of members.

5. SHARE TRANSFERS

5.1 Transferability and Instrument of Transfer

Subject to any restrictions set forth in these Articles, any member may transfer his or her shares by instrument in writing executed by or on behalf of such member and delivered to the Company or its transfer agent. The instrument of transfer of any share of the Company shall be in the form, if any, on the back of the Company's form of share certificate or in any other form which the Directors in their discretion may approve. If the Directors so require, each instrument of transfer shall be in respect of only one class or series of share.

5.2 Submission of Instruments of Transfer

Every instrument of transfer shall be executed by the transferor and left at the registered office of the Company or at the office of its transfer agent or registrar for registration together with the share certificate for the shares to be transferred and such other evidence, if any, as the Directors or the transfer agent or registrar may require to prove the title of the transferor or the transferor's right to transfer the shares and the right of the transferee to have the transfer registered. If the transfer is registered, all instruments of transfer shall be retained by the Company or its transfer agent or registrar. If the transfer is not registered, the instrument of transfer together with a notice of refusal to register and the share certificate which was delivered with the instrument of transfer upon application for registration shall be returned to the applicant within one month of the delivery of the instrument of transfer.

5.3 Execution of Instrument of Transfer

The signature of the Registered Owner of any shares, or of his duly authorised attorney, upon the instrument of transfer constitutes an authority to the Company to register the shares specified in the instrument of transfer in the name of the person named in that instrument of transfer as transferee or, if no person is so named, then in any name designated in writing by the person depositing the share certificate and the instrument of transfer with the Company or its agent.

5.4 Enquiry as to Title Not Required

Neither the Company nor any Director, officer or agent thereof shall be bound to inquire into the title of the person named in the form of transfer as transferee or, if no person is named therein as transferee, of the person on whose behalf the certificate is deposited with the Company for the purpose of having the transfer registered or be liable for any claim related to registering the transfer by such Registered Owner or by any intermediate owner or holder of the certificate or of any of the shares represented thereby or any interest therein.

5.5 Transfer Fee

A sum, as the Directors deem fit and not exceeding that permitted by the Company Act, shall be paid to the Company in respect to the registration of any transfer.

6.TRANSMISSION OF SHARES

6.1 Personal Representative Recognised on Death

In case of the death of a member, not being one of several joint Registered Holders, the representative as set out in the Company Act of the deceased shall be the only person recognised by the Company as having any title to the shares registered in the name of such member and in the case of the death of any one or more of the joint Registered Holders of any share, the survivor or survivors shall be the only person or persons recognised by the Company as having any title to or interest in such share, but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share that had been jointly held by him with other persons.

6.2 Persons in Representative Capacity

The guardian, committee, trustee, curator, tutor, personal representative or trustee in bankruptcy of any member who becomes entitled to a share as a result of the death or bankruptcy of any member shall be registered as holder of such share upon production of such documents as may be required by the Company Act to the registered office of the Company or to its transfer agent.

6.3 By Statute or Court Order

Any person who becomes entitled to a share by operation of statute or as a result of an order of a court of competent jurisdiction shall, upon production of such evidence as is required by the Company Act or by any other statute or by court order, be registered as holder of such share.

7. ALTERATION OF CAPITAL

7.1 Ordinary Resolution Required

The Company may by ordinary resolution filed with the registrar alter its Memorandum to increase its authorised capital by:

1) creating shares with par value or shares without par value or both;

2) increasing the number of shares with par value or shares without par value, or both; or

3) increasing the par value of a class of shares with par value, if no shares of that class are issued.

7.2 Articles Apply to New Capital

Except as otherwise provided by conditions imposed at the time of creation of any new shares or by these Articles, any addition to the authorised capital resulting from the creation of new shares shall be subject to the provisions of these Articles.

7.3 Class or Series Meetings of Members

Unless these Articles specifically otherwise provide, the provisions of these Articles relating to general meetings shall apply, with the necessary changes and so far as they are applicable, to a meeting of members holding a particular class or series of shares, being a class or series meeting. A quorum for a class or series meeting of members shall be one person holding shares of that class or series present in person at the commencement of the meeting and holding or representing by proxy not less than one-third of the class or series of shares affected, and one person, if he is a quorum, may constitute a class or series meeting.

8. PURCHASE AND REDEMPTION OF SHARES

8.1 Company Authorised to Purchase and Redeem Shares in its Capital

Subject to the special rights and restrictions attached to any class or series of shares, the Company may, by a resolution of the Directors and in compliance with the Company Act, purchase or otherwise acquire any of its shares at the price and upon the terms specified in such resolution and the Company may redeem shares of any class or series of its shares in accordance with the special rights and restrictions attaching thereto. No such purchase, acquisition or redemption shall be made if the Company is insolvent at the time of the proposed purchase, acquisition or redemption or if the proposed purchase, acquisition or redemption would render the Company insolvent. Unless the purchase is of such a nature that the Company Act exempts such purchase from the requirement of making the offer to purchase pro rata to every member who holds shares of the class or series to be purchased, the Company shall make its offer to purchase pro rata to every member who holds shares of the class or series to be purchased.

8.2 Directors to Decide on Shares to be Redeemed

If the Company proposes at its option to redeem some but not all of the shares of any class or series, the Directors may, subject to the special rights and restrictions attached to such class or series, decide the manner in which the shares to be redeemed shall be selected, including whether or not such a partial redemption shall be made pro rata.

8.3 Sale and Voting of Purchased or Redeemed Shares

Subject to the provisions of the Company Act, any share purchased or redeemed by the Company may be sold by it, but, while such share is held by the Company, it shall not exercise any vote in respect of such share and shall not pay or make any dividend or other distribution in respect of such share.

9. BORROWING POWERS

9.1 Powers of Directors

The Directors may from time to time on behalf of the Company:

(1)	borrow money in such manner and amount, on such security, from such sources and upon such terms and conditions as they think fit;

(2)	issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person; and

(3)
mortgage, charge, whether by way of specific or floating charge, or give other security on the undertaking, or on the whole or any part of the property and assets, of the Company both present and future.

9.2 Issue and Assignment of Bonds and Debentures

Any bonds, debentures or other debt obligations of the Company may be issued as a discount, premium or otherwise, and with any special privileges as to redemption, surrender, drawing, allotment of or conversion into or exchange for shares or other securities, attendance and voting at general meetings of the Company, appointment of directors or otherwise and may by their terms be assignable free from any equities between the Company and the person to whom they were issued or any subsequent holder thereof, all as the Directors may determine.

9.3 Registers and Branch Registers of Debentureholders

The Company shall keep or cause to be kept within British Columbia in accordance with the Company Act a register of its debentures and a register of debentureholders, which registers may be combined and, subject to the provisions of the Company Act, may keep or cause to be kept one or more branch registers of its debentureholders at such place or places as the Directors may from time to time determine and the Directors may by resolution, regulation or otherwise make such provisions as they think fit respecting the keeping of such branch registers.

9.4 Execution of Debt Obligation Documents

Every bond, debenture or other debt obligation of the Company shall be signed manually by at least one director or officer of the Company or by or on behalf of a trustee, registrar, branch registrar, transfer agent or branch transfer agent for the bond, debenture or other obligation appointed by the Company or under any instrument under which the bond, debenture or other debt obligation is issued and any additional signatures may be printed or otherwise mechanically reproduced thereon and, in such event, a bond, debenture or other debt obligation so signed is as valid as if signed manually notwithstanding that any person whose signature is so printed or mechanically reproduced shall have ceased to hold the office that he is stated to hold on such bond, debenture or other debt obligation at the date of the issue thereof.

10. GENERAL MEETINGS

10.1 Annual General Meetings

The first annual general meeting shall be held in accordance with the provisions of the Company Act and thereafter an annual general meeting shall be held at least once in every calendar year and not more than 13 months after the date that the last annual general meeting was held, or was deemed under the Company Act to have been held, and at such time and place as the Directors shall determine.

10.2 Waiver of Annual General Meeting

If the Company is not a reporting company and if all members entitled to attend and vote at the annual general meeting of the Company consent in writing to the business required to be transacted at the annual general meeting, that business shall be as valid as if transacted at an annual general meeting duly convened and held, and it is not necessary for the Company to hold that annual general meeting.

10.3 Calling of General Meetings

The Directors may, whenever they think fit, call a general meeting of the Company.

10.4 Notice for General Meetings

Not less than 21 days' notice of any general meeting specifying the time and place of meeting and, in case of special business, the general nature of that business shall be given in the manner mentioned in Part 23 of these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution whether previous notice thereof has been given or not, to any person as may by law or under these Articles or other regulations of the Company be entitled to receive such notice from the Company; but the accidental omission to give notice of any meeting to, or the non-receipt of any such notice by, any of such persons shall not invalidate any proceedings at that meeting. If the Company is a reporting company, it shall give such advance notice of a meeting of shareholders as may be required by the Company Act.

10.5 Waiver of Notice and Record Date

All the members of the Company entitled to attend and vote at a general meeting may, by unanimous consent in writing given before. during or after the meeting, or, if they are present at the meeting, by a unanimous vote, waive or reduce the period of notice of such meeting, and an entry in the minute book of such waiver or reduction shall be sufficient evidence of the due convening of the meeting. The Directors may, for the purpose of determining members entitled to notice of or to vote at, any general meeting or class or series meeting, fix in advance a date as the record date, which date shall not be more than 49 days before the date of the meeting. Where no such record date is fixed, it shall be deemed to be the date on which the notice calling the general meeting or class or series meeting is mailed for the purpose of determining those members entitled to notice and to vote at such meeting.

10.6 Notice of Special Business at General Meeting

Where any special business includes the presenting, considering, approving, ratifying or authorising of the execution of any document, then the portion of any notice relating to such document shall be sufficient if the same states that a copy of the document or proposed document is or will be available for inspection by members at a place in British Columbia specified in such notice during business hours of any specified working day or days prior to the date of the meeting.

11. PROCEEDINGS AT GENERAL MEETINGS

11.1 Special Business

At a general meeting, the following business shall be deemed to be special business:

(1)	at a general meeting that is not an annual general meeting, all business except that relating to the conduct of and voting at such meeting;

(2)	at an annual general meeting, all business except:

(a)	business relating to the conduct of or voting at any such meeting;

(b)	consideration of the financial statements of the Company presented to the meeting;

(c)	consideration of the respective reports of the Directors and auditor;

(d)	the fixing of the number of Directors;

(e)	the election of Directors;

(f)	the appointment of the auditor;

(g)	the fixing of the remuneration of the auditor;

(h)
such other business which, under these Articles or the Company Act, may be transacted at a general meeting or an annual general meeting without prior notice thereof being given to the members; and any business arising out of the report of the Directors not requiring the passing of a special resolution.

(i)	any business arising out of the report of the Directors not requiring the passing of a special resolution.

11.2 Quorum

Save as herein otherwise provided, a quorum shall be two persons present and being, or representing by proxy, members holding not less than one-twentieth of the shares which may be voted at the meeting. If there is only one member, the quorum is one person present and being, or representing by proxy, such member. The Directors, the Secretary, or in his absence an Assistant Secretary, and any solicitor or other person invited by the Directors shall be entitled to attend any general meeting but no such person shall be counted in the quorum or be entitled to vote at any general meeting unless he shall be a member or proxyholder entitled to vote thereat.

11.3 Requirement of Quorum

No business, other than the election of a chair and the adjournment of the meeting, shall be transacted at any general meeting unless a quorum of members entitled to attend and vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.4 Lack of Quorum

If within one-half hour from the time appointed for a general meeting, a quorum is not present, the meeting, if convened by requisition of members, shall be dissolved, but in any other case it shall stand adjourned to the same day in the next week at the same time and place. If at such adjourned meeting a quorum is not present within one-half hour from the time appointed, the person or persons present and being, or representing by proxy, a member or members entitled to attend and vote at the meeting shall constitute a quorum.

11.5 Chair

The Chair of the Board, if any, or in his absence the President of the Company shall be entitled to preside as chair at every general meeting of the Company.

11.6 Selection of Alternate Chair

If at any general meeting neither the Chair of the Board, if any, nor the President is present within 15 minutes after the time appointed for holding the meeting or if neither is willing or able to act as chair of the meeting, the Directors present shall choose one of their number to be chair of the meeting. If no Director is present or if all the Directors present decline to take the chair or shall fail to so choose, the persons present and entitled to vote thereat shall choose a chair.

11.7 Adjournments

The chair of the meeting may and shall, if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of a general meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

11.8 Decisions by Show of Hands or Poll

Subject to the provisions of the Company Act, every motion for a resolution put to the vote of a general meeting shall be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by at least one member entitled to vote who is present in person or by proxy. The chair shall declare to the meeting the decision of every question in accordance with the result of the show of hands or the poll, and such decision shall be entered in the book of proceedings of the Company. A declaration by the chair that a motion has been carried, or carried unanimously, or by a particular majority, or lost or not carried by a particular majority, and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be prima facie evidence of the fact of the number or proportion of the votes recorded in favour of or against that motion.

11.9 Motion Need Not be Seconded

No motion proposed at a general meeting need be seconded unless the chair of the meeting rules otherwise and the chair of any meeting shall be entitled to move or second a motion.

11.10 Casting Vote

In case of an equality of votes upon a motion, the chair shall, either on a show of hands or on a poll, have a casting or second vote in addition to the vote or votes to which he may be entitled as a member.

11.11 Manner of Taking Poll

Subject to the provisions of Article 11.13 if a poll is duly demanded as aforesaid, it shall be taken in such manner and at such place as the chair of the meeting directs, but in no event later than seven days after the meeting. The result of the poll shall be deemed to be the decision of the meeting made at the meeting at which the poll was demanded. A demand for a poll may be withdrawn by the person demanding the same. In the case of any dispute as to the admission or rejection of a vote, the chair of the meeting shall determine the same and such determination made in good faith shall be final and conclusive.

11.12 Casting of Votes

On a poll, a person entitled to more than one vote need not, if that person votes, use all his votes or cast all the votes he uses in the same way.

11.13 Demand for Poll

No poll may be demanded on the election of a chair of a meeting and a poll demanded on a question of adjournment shall be taken at the meeting without adjournment.

11.14 Demand for Poll Not to Prevent Continuance of Meeting

The demand of a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

11.15 Retention of Ballots and Proxies

Every ballot cast upon a poll and every proxy appointing a proxyholder who casts a ballot upon a poll shall be held in safekeeping by the Secretary of the Company for three months after the meeting, or for such longer period as the Company Act may provide, and, during that period, shall be open to inspection at the records office of the Company during normal business hours by any member or proxyholder entitled to vote at the meeting from which the ballot and the proxy came. At the end of such period of safekeeping, the Secretary of the Company shall attend to the destruction of such ballot or proxy.

11.16 Action by Ordinary Resolution

Unless the Company Act, the Memorandum or these Articles otherwise provide, any action to be taken by a resolution of the members may be taken by an ordinary resolution.

12. VOTES OF MEMBERS

12.1 Number of Votes by Member or by Shares

Subject to any special rights or restrictions for the time being attached to any shares and the restrictions on joint Registered Holders of shares, on a show of hands every member present in person and entitled to vote shall have one vote, and on a poll every member shall have one vote for each share of which he is the Registered Holder and may exercise such vote in person or by proxyholder.

12.2 Votes of Persons in Representative Capacity

Any person who is not registered as a member but is entitled to vote at any general meeting in respect of a share, may vote the share in the same manner as if he were a member; but, prior to voting such share, he shall satisfy the Directors of his right to vote the share before the time for holding the meeting or adjourned meeting, as the case may be, at which he proposes to vote.

12.3 Votes by Joint Holders

In the case of joint Registered Holders of a share, the vote of the senior member who exercises a vote, whether in person or by proxyholder, shall be accepted to the exclusion of the votes of the other joint Registered Holders; and for this purpose seniority shall be determined by the order in which the names stand in the register of members. Several legal personal representatives of a deceased member whose shares are registered in his sole name shall for the purpose of this Article be deemed joint Registered Holders.

12.4 Representative of a Corporate Member

Any corporation, not being a subsidiary of the Company, which is a member of the Company, may authorise such person as it thinks fit to act as its representative at any general meeting or class or series meeting. The person so authorised shall be entitled to exercise in respect of and at such meeting the same rights on behalf of the corporation which he represents as that corporation could exercise if it were member of the Company being a natural person personally present, including. without limitation, the right to appoint a proxyholder to represent such corporation who shall be counted for the purpose of forming a quorum if present at the meeting. Evidence of the appointment of any such representative may be sent to the Company by written instrument, telegram, telex or any method of transmitting legibly recorded messages. Notwithstanding the foregoing, a corporation not being a subsidiary of the Company which is a member of the Company may appoint a proxyholder.

12.5 Votes by Committee of a Member

A member for whom a committee has been duly appointed may vote, whether on a show of hands or on a poll, by his committee, curator bonis or other person in the nature of a committee or curator bonis appointed by a court, and any such committee, curator bonis or other person may appoint a proxyholder.

12.6 Appointment of Proxyholders

A member holding more than one share in respect of which the member is entitled to vote shall be entitled to appoint one or more proxyholders (but not more than five) to attend, act and vote for him on the same occasion. If such a member should appoint more than one proxyholder for the same occasion he shall specify the number of shares each proxyholder shall be entitled to vote. A member may also appoint one or more alternate proxyholders to act in the place and stead of an absent proxyholder.

12.7 Execution of Proxy Instruments

A proxy or an instrument appointing a duly authorised representative of a corporation shall be in writing, under the hand of the appointor or of his attorney duly authorised in writing or, if such appointor is a corporation, either under its seal or under the hand of an officer or attorney so duly authorised.

12.8 Deposit of Proxy

Unless the Directors, by resolution pursuant to the Company Act, have set a time, not exceeding 48 hours (excluding Saturdays and holidays), preceding any meeting or adjourned meeting of members before which time proxies to be used at that meeting must be delivered to the Company or its agent and any period of time so set has been specified in the notice calling the meeting or in the information circular relating to the meeting, a proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy thereof shall be deposited at the registered office of the Company or at any other such place as is specified for that purpose in the notice calling the meeting, or shall be deposited with the chair of the meeting or any Director or officer or the solicitor for the company before the commencement of the meeting or adjourned meeting. The Directors may from time to time by resolution provide that particulars of proxies may be sent to the Company or its agent in writing by letter, fax, telegram, telex or any other method of transmitting legibly recorded messages so as to arrive before the commencement of the meeting or adjourned meeting at the office of the Company or of its agent appointed for the purpose of receiving such particulars, and may also provide that proxies so deposited may be acted upon as though the proxies themselves were deposited as required by this part. Votes given in accordance with any such resolution shall be valid and shall be counted.

12.9 Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the previous death or insanity of the member giving the proxy or revocation of the proxy or of the authority under which the proxy is given, unless notice in writing of the death, insanity or revocation as aforesaid shall have been received at the registered office of the Company or by the chair of the meeting or adjourned meeting for which the proxy was given before the vote is taken.

12.10 Form of Proxy

Unless the Company Act or any other statute or law which is applicable to the Company or to any class or series of its shares requires any other form of proxy, a proxy, whether for a specified meeting or otherwise, shall be in the form following, but may also be in any other form that the Directors or the chair of the meeting shall approve:

[name of company]

The undersigned, being a member of the above-named Company, hereby appoints [name] or failing him [name] as proxyholder for the undersigned to attend, act and vote for and on behalf of the undersigned at the general meeting of the Company to be held on [month, day, year] and at any adjournment thereof.

Signed [month, day, year]

[signature of member]

     [name of member—printed]

12.11 Revocation of Proxy

Every proxy may be revoked by an instrument in writing:

(1)	executed by the member giving the proxy or by his attorney authorised in writing or, where the member is a corporation, by a duly authorised officer or attorney of the corporation; and

(2)
delivered either at the registered office of the Company at any time up to and including the last business day preceding the day of the meeting or any adjournment thereof at which the proxy is to be used or to the chair of the meeting on the day of the meeting or any adjournment thereof before any vote in respect of which the proxy is to be used shall have been taken, or in any other manner provided by law.

12.12 Production of Evidence of Authority to Vote

The chair of any general meeting or annual general meeting may, but is not under any obligation to, enquire into the authority of any person to vote at such meeting and to demand from that person production of evidence as to the existence of such authority to vote.

13. DIRECTORS

13.1 Number of Directors

The first Directors are the subscribers to the Memorandum of the Company or the persons specified in the amalgamation agreement or in the instrument of continuance, as the case may be. The number of Directors and the persons named to succeed the first Directors as Directors may be determined in writing by a majority of the subscribers to the Memorandum, if applicable. The number of Directors, excluding additional Directors, may be changed from time to time by ordinary resolution, whether previous notice thereof has been given or not, but shall never be less than one while the Company is not a reporting company and three while the Company is a reporting company.

13.2 Share Qualifications of Directors

A Director shall not be required to hold a share in the capital of the Company as qualification for his office but shall be qualified as required by the Company Act to become, to act or continue to act as a Director.

13.3 Remuneration and Expenses of Directors

The remuneration, if any, of the Directors as such may from time to time be determined by the Directors or, if the Directors shall so decide, by the members. Such remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a Director. The Directors shall be repaid such reasonable expenses as they may incur in and about the business of the Company and if any Director shall perform any professional or other services for the Company that in the opinion of the Directors are outside the ordinary duties of a Director or shall otherwise be specially occupied in or about the Company's business, he may be paid remuneration to be fixed by the Board, or, at the option of such Director, to be fixed by the Company in general meeting, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he may be entitled to receive. Unless otherwise determined by ordinary resolution, the Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any salaried office or place of profit with the Company or to his spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

14. ELECTION AND REMOVAL OF DIRECTORS

14.1 Election at Annual General Meeting

At each annual general meeting of the Company, all the Directors shall retire immediately prior to the election of Directors and the members entitled to vote thereat shall elect a Board of Directors consisting of the number of Directors for the time being fixed pursuant to these Articles.

14.2Eligibility for Election

A retiring Director shall be eligible for re-election.

14.3 Failure to Hold Annual General Meeting

Where the Company fails to hold an annual general meeting in accordance with the Company Act, the Directors then in office shall be deemed to have been elected or appointed as Directors on the last day on which the annual general meeting could have been held pursuant to these Articles and they may hold office until other Directors are appointed or elected or until the day on which the next annual general meeting is held.

14.4 Places of Retiring Directors Not Filled

If at any general meeting at which there should be an election of Directors, the places of any of the retiring directors are not filled by such election, such of the retiring Directors who are not re-elected as may be requested by the newly elected Directors shall, if willing to do so, continue in office to complete the number of Directors for the time being fixed pursuant to these Articles until further new Directors are elected at a general meeting convened for that purpose. If any such election or continuance of Directors does not result in the election or continuance of the number of Directors for the time being fixed pursuant to these Articles, such number shall be fixed at the number of Directors actually elected or continued in office.

14.5Casual Vacancies

Any casual vacancy occurring in the Board of Directors may be filled by the remaining Directors or Director.

14.6Additional Directors

Between annual general meetings the Directors shall have power to appoint one or more additional Directors; but the number of additional Directors shall not at any time exceed one-third of the number of Directors elected at the last annual general meeting of the Company. Any Director so appointed shall hold office only until the next annual general meeting of the Company but shall be eligible for election at such meeting and so long as he is an additional Director, the number of Directors shall be deemed to be increased accordingly.

14.7 Alternate Directors

Any Director may by instrument in writing delivered to the Company appoint any person to be that Director's alternate to act in his place at meetings of the Directors or committees of the Directors at which he is not present unless the Directors shall have reasonably disapproved the appointment of such person as an alternate Director and shall have given notice to that effect to the Director appointing the alternate Director within a reasonable time after delivery of such instrument to the Company. Every such alternate shall be entitled to notice of meetings of the Directors or committee of Directors, as the case may be, and to attend and vote as a Director at a meeting at which the person appointing him is not personally present, and, if he is a Director, to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time by instrument, telegram, telex or any method of transmitting legibly recorded messages delivered to the Company revoke the appointment of an alternate appointed by him. The remuneration payable to such an alternate shall be payable out of the remuneration of the Director appointing him.

14.8 Vacating Office of Director

The office of Director shall be vacated if the Director:

(1)	resigns his office by notice in writing delivered to the registered office of the Company; or

(2)	is convicted of an indictable offence and the other Directors shall have resolved to remove him; or

(3)	is not, or ceases to be, qualified to act as a Director pursuant to the Company Act.

14.9 Removal of Director

The Company may by special resolution remove any Director before the expiration of his period of office and may by an ordinary resolution appoint another person in his stead.

15. POWERS AND DUTIES OF DIRECTORS

15.1Powers of Management

The Directors shall manage, or supervise the management of, the affairs and business of the Company and shall have the authority to exercise all such powers of the Company as are not, by the Company Act or by the Memorandum or these Articles, required to be exercised by the Company in general meeting.

15.2 Appointment of Attorney of Company

The Directors may from time to time, by power of attorney or other instrument under the Seal, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles and excepting the powers of the Directors relating to the constitution of the Board and of any of its committees and the appointment or removal of officers and the power to declare dividends) and for such period, and with such remuneration and subject to such conditions as the Directors may think fit, and any such appointment may be made in favour of any corporation. firm or person or body of persons, and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the Directors think fit. Any such attorney may be authorised by the Directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him.

16. ISCLOSURE OF INTEREST OF DIRECTORS

16.1 Declaration of Interest

A Director who is, in any way, directly or indirectly interested in an existing or proposed contract or transaction with the Company or who holds any office or possesses any property whereby, directly or indirectly, a duty or interest might be created to conflict with his duty or interest as a Director shall declare the nature and extent of his interest in such contract or transaction or of the conflict or potential conflict with his duty and interest as a Director, as the case may be, in accordance with the provisions of the Company Act.

16.2 Restrictions on Voting by Reason of Interest

A Director, other than a sole Director, shall not vote in respect of any such contract or transaction with the Company in which he is interested and if he shall do so his vote shall not be counted, but he shall be counted in the quorum present at the meeting at which such vote is taken. Subject to the provisions of the Company Act, the foregoing prohibitions shall not apply to:

(1)
any such contract or transaction relating to a loan to the Company, which a Director or a specified corporation or a specified firm in which he has an interest has guaranteed or joined in guaranteeing the repayment of the loan of any part of the loan;

(2)	any such contract or transaction made or to be made with, or for the benefit of, an affiliated corporation of which a Director is a director or officer;

(3)
any such contract or transaction evidencing the exercise of a right or option granted to a Director to purchase shares in the capital of the Company or securities of the Company or to subscribe for or underwrite the issue of such shares or securities;

(4)	any such contract or transaction in which a Director is directly or indirectly interested if all the other Directors are also directly or indirectly interested in such contract or transaction;

(5)	determining the remuneration of the Directors as such;

(6)	purchasing and maintaining insurance to cover Directors against liability incurred by them; or

(7)	the indemnification of any Director by the Company.

These exceptions may from time to time be suspended or amended to any extent approved by the Company in general meeting and permitted by the Company Act, either generally or in respect of any particular contract or transaction or for any particular period.

16.3 Director Holding Office in Company

A Director may hold any office or place of profit with the Company (other than the office of auditor of the Company) in conjunction with his office of Director for such period and on such terms (as to remuneration or otherwise) as the Directors may determine and no Director or intended Director shall be disqualified by his office from contracting with the Company either with regard to his tenure or any such other office or place of profit or as vendor, purchaser or otherwise and, subject to compliance with the provisions of the Company Act, no contract or transaction entered into by or on behalf of the Company in which a Director is in any way interested shall be liable to be voided by reason thereof.

16.4 Director Acting in Professional Capacity

Subject to compliance with the provisions of the Company Act, a Director or a Director's firm may act in a professional capacity for the Company (except as auditor of the Company) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

16.5 Director or Officer in Other Corporations

A Director may be or become a Director or other officer or employee of, or otherwise interested in, any corporation or firm in which the Company may be interested as a shareholder or otherwise, and, subject to compliance with the provisions of the Company Act, such Director shall not be accountable to the Company for any remuneration or other benefits received by him as Director, officer or employee of, or from his interest in, such other corporation or firm, unless the Company in general meeting otherwise directs.

17. PROCEEDINGS OF DIRECTORS

17.1 Chair of Meetings

The Chair of the Board, if any, or in his absence, the President of the Company shall preside as chair at every meeting of the Directors or if there is no Chair of the Board or President or if neither the Chair of the Board nor such President is present within 15 minutes of the time appointed for holding the meeting or is willing to act as chair or if the Chair of the Board, if any, and the President of the Company have advised the Secretary of the Company that they will not be present at the meeting, the Directors present shall choose one of their number to be chair of the meeting.

17.2 Voting at Meetings

The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes, the Chair shall have a second or casting vote. Meetings of the Board held at regular intervals may be held at such place, at such time and upon such notice (if any) as the Board may by resolution from time to time determine.

17.3 Meetings by Conference Telephone

A Director may participate in a meeting of the Board or of any committee of the Directors by means of conference telephones or other communications facilities by means of which all Directors participating in the meeting can hear each other and provided that all such Directors agree to such participation. A Director participating in a meeting in accordance with this Article shall be deemed to be present at the meeting and to have so agreed and shall be counted in the quorum therefor and be entitled to speak and vote thereat.

17.4 Calling and Notice of Meetings

A Director may, and the Secretary or an Assistant Secretary of the Company upon request of a Director shall, call a meeting of the Board at any time. Reasonable notice of such meeting specifying the place, day and hour of such meeting shall be given by mail, postage prepaid, addressed to each of the Directors and alternate Directors at his address as it appears on the books of the Company or by leaving it at his usual business or residential address or by telephone, fax or any method of transmitting legibly recorded messages. It shall not be necessary to give notice of a meeting of Directors to any Director or alternate Director if such meeting is to be held immediately following a general meeting at which such Director shall have been elected or is the meeting of Directors at which such Director is appointed.

17.5 Waiver of Notice of Meetings

Any Director of the Company may file with the Secretary of the Company a document executed by him waiving notice of any past, present or future meeting or meetings of the Directors being, or required to have been, sent to him and may at any time withdraw such waiver with respect to meetings held thereafter. After filing such waiver with respect to future meetings and until such waiver is withdrawn, no notice need be given to such Director and, unless the Director otherwise requires in writing to the Secretary, to his alternate Director, of any meeting of Directors and all meetings of the Directors so held shall be deemed not to be improperly called or constituted by reason of notice not having been given to such Director or alternate Director.

17.6 Quorum

The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and if not so fixed shall be two Directors or, if the number of Directors is fixed at one, shall be one Director.

17.7 Continuing Directors Power to Act

The continuing Directors may act notwithstanding any vacancy in their body, but, if and so long as the number is reduced below the number fixed pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

17.8 Validity of Meeting Where Appointment Defective

Subject to the provisions of the Company Act, all acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director, shall, notwithstanding that it be afterwards discovered that there was some defect in the qualification, election or appointment of any such Directors or of the members of such committee or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly elected or appointed and was qualified to be a Director.

17.9 Consent Resolutions in Writing

A resolution consented to in writing, whether by document, fax or any method of transmitting legibly recorded messages or other means, by all of the Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and held. Such resolution may be in two or more counterparts which together shall be deemed to constitute one resolution in writing. Such resolution shall be filed with the minutes of the proceedings of the Directors and shall be effective on the date stated thereon or on the latest date stated on any counterpart.

18. EXECUTIVE AND OTHER COMMITTEES

18.1 Appointment and Powers of Executive Committee

The Directors may by resolution appoint an executive committee (the "Committee") to consist of such member or members of their body as they think fit, which Committee shall have, and may exercise during the intervals between the meetings of the Board, the power to change the membership of, or fill vacancies in, the Committee or any other committee of the Board and such other powers, if any, as may be specified in the resolution. The Committee shall keep regular minutes of its transactions and shall cause them to be recorded in books kept for that purpose and shall report the same to the Board of Directors at such times as the Board of Directors may from time to time require. The Board shall have the power at any time to revoke or override the authority given to or acts done by the Committee except as to acts done before such revocation or overriding and to terminate the appointment or change the membership of the Committee and to fill vacancies in it. The Committee may make rules for the conduct of its business and may appoint such assistants as it may deem necessary. A majority of the members of the Committee shall constitute a quorum thereof.

18.2 Appointment and Powers of Other Committees

The Directors may by resolution appoint one or more committees consisting of such member or members of their body as they think fit and may delegate to any such committee between meetings of the Board such powers of the Board (except the power to fill vacancies in the Board and the power to change the membership of or fill vacancies in any committee of the Board and the power to appoint or remove officers appointed by the Board) subject to such conditions as may be prescribed in such resolution and all committees so appointed shall keep regular minutes of their transactions and shall cause them to be recorded in books kept for that purpose and shall report the same to the Board of Directors at such times as the Board of Directors may from time to time require. The Directors shall also have power at any time to revoke or override any authority given to or acts to be done by any such committees except as to acts done before such revocation or overriding and to terminate the appointment or change the membership of a committee and to fill vacancies in it. Committees may make rules for the conduct of their business and may appoint such assistants as they may deem necessary. A majority of the members of a committee shall constitute a quorum thereof.

18.3 Meetings and Consent Resolutions of Committees

The Committee and any other committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members of the committee present and, in case of an equality of votes, the chair shall have a second or casting vote. A resolution approved in writing by all the members of a committee shall be as valid and effective as if it had been passed at a meeting of such committee duly called and constituted. Such resolution may be in two or more counterparts which together shall be deemed to constitute one resolution in writing. Such resolution shall be filed with the minutes of the proceedings of the committee and shall be effective on the date stated thereon or on the latest date stated in any counterpart.

19. OFFICERS

19.1 President and Secretary Required

The Directors shall, from time to time, appoint a President and a Secretary and such other officers, if any, as the Directors shall determine and the Directors may, at any time, terminate any such appointment. No officer shall be appointed unless that officer is qualified in accordance with the provisions of the Company Act.

19.2 Qualification and Remuneration

One person may hold more than one of such offices except that the offices of President and Secretary must be held by different persons unless the Company has only one member. Any person appointed as the Chair of the Board, the President or the Managing Director shall be a Director. The other officers need not be Directors. The remuneration of the officers of the Company as such and the terms and conditions of their tenure of office or employment shall from time to time be determined by the directors; such remuneration may be by way of salary, fees, wages, commission or participation in profits or any other means or all of these modes and an officer may in addition to such remuneration be entitled to receive, after he ceases to hold such office or leaves the employment of the Company, a pension or gratuity. The Directors may decide what functions and duties each officer shall perform and may entrust to and confer upon him any of the powers exercisable by them upon such terms and conditions and with such restrictions as they think fit and may from time to time revoke, withdraw, alter or vary all or any of such functions, duties and powers. The Secretary of the Company shall, inter alia, perform the functions pertaining to such officer specified in the Company Act.

19.3 Disclosure of Conflicting Interests

Every officer of the Company who holds any office or possesses any property whereby, whether directly or indirectly, duties or interests might be created in conflict with his duties or interests as an officer of the Company shall, in writing, disclose to the President of the Company the fact and the nature and extent of the conflict.

19.4 Officer Acting in Professional Capacity

Subject to compliance with the provisions of the Company Act, an officer or his firm may act in a professional capacity for the Company (except as auditor of the Company) and he or his firm shall be entitled to remuneration for professional services as if he were not an officer.

20. INDEMNIFICATION

20.1 Party to Legal Proceedings

Subject to the provisions of the Company Act, the Directors shall cause the Company to indemnify a Director or former Director of the Company and the Directors may cause the Company to indemnify a Director or former Director of a corporation of which the Company is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having been a Director of the Company or a Director of such corporation, including any action brought by the Company or any such corporation. Each Director shall be deemed to have contracted with the Company on the terms of the foregoing indemnity.

20.2 Officers and Employees

Subject to the provisions of the Company Act, the Directors shall cause the Company to indemnify any officer, employee or agent of the Company or of a corporation of which the Company is or was a shareholder (notwithstanding that he is also a Director) and his heirs and personal representatives against all actual and proper costs, charges and expenses whatsoever incurred by him or them and resulting from his acting as an officer, employee or agent of the Company or such corporation. In addition, the Company shall indemnify the Secretary or an Assistant Secretary of the Company (if he shall not be a full-time employee of the Company and notwithstanding that he is also a Director) and his respective heirs and legal representatives against all costs, charges and expenses whatsoever incurred by him or them and arising out of the functions assigned to the Secretary by the Company Act or these Articles and each such Secretary and Assistant Secretary shall on being appointed be deemed to have contracted with the Company on the terms of the foregoing indemnity, provided such Secretary or Assistant Secretary has acted honestly and in good faith with a view to the best interests of the Company, or he has had reasonable grounds for believing that his conduct was lawful.

20.3 Non-Compliance with Company Act

The failure of a Director or officer of the Company to comply with the provisions of the Company Act or of the Memorandum or these Articles shall not invalidate any indemnity to which he is entitled under this Part.

20.4 Company May Purchase Insurance

The Directors may cause the Company to purchase and maintain insurance for the benefit of any person who is or was serving as a Director, officer, employee or agent of the Company or as a director, officer, employee or agent of any corporation of which the Company is or was a shareholder and his heirs or personal representatives against any liability incurred by him as such Director, officer, employee or agent.

21. DIVIDENDS AND RESERVES

21.1 Declaration of Dividends

Subject to the rights, if any, of members holding shares with special rights as to dividends, the Directors may from time to time declare and authorise payment of such dividends, if any, as they may deem advisable and need not give notice of such declaration to any member. No dividend shall be paid otherwise than out of funds or assets properly available for the payment of dividends and a declaration by the Directors as to the amount of such funds or assets available for dividends shall be conclusive that such are properly available. The Company may pay any such dividend wholly or in part by the distribution of specific assets and in particular by paid-up shares, bonds, debentures or other securities of the Company or any other corporation, or in any one or more such ways as may be authorised by the Company or the Directors. Where any difficulty arises with regard to such a distribution the Directors may settle the same as they think expedient and, in particular, may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments in substitution for all or any part of the specific assets to which any members are entitled shall be made to any members on the basis of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees for the persons entitled to the dividend as may seem expedient to the Directors.

21.2 Basis and Payment

Subject to the rights, if any, of members holding shares with special rights as to dividends:

(1)	any dividend declared on shares of any class or series by the Directors may be made payable on such date as is fixed by the Directors; and

(2)	all dividends on shares of any class or series shall be declared and be paid according to the number of such shares held.

21.3 Reserves

The Directors may, before declaring any dividend, set aside out of the funds properly available for the payment of dividends such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for meeting contingencies or for equalising dividends or for any other purpose to which such funds of the Company may be properly applied, and pending such application such funds may, in the discretion of the Directors, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit.

21.4 Receipt by Joint Registered Holders

If several persons are joint Registered Holders of any share, any one of them may give an effective receipt for any dividend, bonus or other monies payable in respect of the share.

21.5 Dividend Bears No Interest

No dividend shall bear interest against the Company. Where the dividend to which a member is entitled includes a fraction of a cent, such fraction shall be disregarded in making payment thereof and such payment shall be deemed to be payment in full.

21.6 Payment of Dividends

Any dividend, bonuses or other monies payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the Registered Address of the Registered Holder, or in the case of joint Registered Holders, to the Registered Address of that one of the joint Registered Holders who is first named on the register of members, or to such person and to such address as the Registered Holder or joint Registered Holders may direct in writing. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. The mailing of such cheque or warrant shall, to the extent of the sum represented thereby (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend, unless such cheque or warrant shall not be paid on presentation or the amount of tax so deducted shall not be paid to the appropriate taxing authority.

21.7 Capitalisation of Undistributed Surplus

Notwithstanding anything contained in these Articles, the Directors may from time to time capitalise any undistributed surplus on hand of the Company and may from time to time issue as fully paid and non-assessable any unissued shares, or any bonds, debentures or debt obligations of the Company as a dividend representing such undistributed surplus on hand or any part thereof.

22. DOCUMENTS, RECORDS AND REPORTS

22.1 Keeping Documents, Minutes, Etc.

The Company shall keep at its records office, or at such other place as the Company Act may permit, the documents, copies, registers, minutes and records which the Company is required by the Company Act to keep at its records office or such other place, as the case may be.

22.2 Keeping Books of Account

The Company shall cause to be kept proper books of account and accounting records in respect of all financial and other transactions of the Company in order properly to record the financial affairs and condition of the Company and to comply with the Company Act.

22.3 Inspection of Accounting Records

Unless the Directors determine otherwise, or unless otherwise determined by an ordinary resolution, no member of the Company shall be entitled to inspect the accounting records of the Company.

22.4 Preparation and Presentation of Financial Statements

The Directors shall from time to time at the expense of the Company cause to be prepared and laid before the Company in general meeting such financial statements and reports as are required by the Company Act.

22.5 Members' Entitlement to Financial Statements

On demand, every member shall be entitled without charge, to a copy of the latest annual financial statement of the Company and, if so required by the Company Act, a copy of each such annual financial statement and interim financial statement shall be mailed to each member.

23. NOTICES

23.1 Method of Giving Notice

A notice, statement or report may be given or delivered by the Company to any member or Director either by delivery to him personally or by sending it by mail to him to his address as recorded in the register of members. Where a notice, statement or report is sent by mail, service or delivery of the notice, statement or report shall be effected by properly addressing, prepaying and mailing the notice, statement or report and shall be deemed to have been given on the day (Saturdays, Sundays and statutory holidays excepted) following the date of mailing. A certificate signed by the Secretary or other officer of the Company or of any other corporation acting in that behalf for the Company stating that the letter, envelope or wrapper containing the notice, statement or report was so addressed, prepaid and mailed shall be conclusive evidence thereof.

23.2 Notice to Joint Registered Holders

A notice, statement or report may be given or delivered by the Company to the joint Registered Holders of a share by giving the notice to the joint holder first named in the register of members in respect of the share.

23.3 Notice to Personal Representative

A notice, statement or report may be given or delivered by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a member by sending it through the mail prepaid addressed to them by name or by the title of representatives of the deceased or incapacitated person or trustee of the bankrupt or by any like description, at the address (if any) supplied to the Company for the purpose by the persons claiming to be so entitled or (until such address has been so supplied) by giving the notice in a manner in which the same might have been given if the death, bankruptcy or incapacity had not occurred.

23.4 Persons to Receive Notice

Notice of every general meeting or meeting of members holding a class or series of shares shall be given in a manner hereinbefore authorised to every member holding, at the time of the issue of the notice or the date fixed for determining the members entitled to such notice, whichever is the earlier, shares which confer the right to notice of and to attend and vote at any such meeting. No other person shall be entitled to receive notices of any such meeting except the auditor and Directors of the Company and any regulatory authority to which the Company is required by law to give any such notice.

24. ECORD DATES

24.1 Fixing Record Date

The Directors may fix in advance a date, which shall not be more than the maximum number of days permitted by the Company Act, preceding the date of any meeting of members or any class or series thereof or of the payment of any dividend or of the proposed taking of any other proper action requiring the determination of members, as the record date for the determination of the members entitled to notice of, or to attend and vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or for any other proper purpose and, in such case, notwithstanding anything elsewhere contained in these Articles, only members of record on the date so fixed shall be deemed to be members for the purposes aforesaid.

24.2 Where No Record Date Fixed

Where no record date is so fixed for the determination of members as provided in the preceding Article, the date on which the notice is mailed or on which the resolution declaring the dividend is adopted, as the case may be, shall be the record date for such determination.

25. SEAL

25.1Custody and Use of Seal

The Directors may provide a Seal for the Company and, if they do so, shall provide for its safe custody and it shall not be impressed on any instrument except when such impression is attested by the signature or signatures of:

(1)	any two directors;

(2)	any officer together with any director, or

(3)	such one or more directors or officers or persons as may be prescribed from time to time by resolution of the Directors.

Provided that, for the purpose of certifying under seal true copies of any resolution or other document, the Seal may be impressed on such copy attested by the signature of any Director or officer.

25.2 Mechanical Reproduction of Seal

To enable the Seal to be affixed to any bonds, debentures, share certificates or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the Directors or officers of the Company are, in accordance with the Company Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the firm or company employed to engrave, lithograph or print such definitive or interim bonds, debentures, share certificates or other securities one or more unmounted dies reproducing the Seal and the Chair of the Board, the President, the Managing Director or a Vice-President together with the Secretary, Treasurer, Secretary-Treasurer, an Assistant Secretary, an Assistant Treasurer or an Assistant Secretary-Treasurer may in writing authorise such firm or company to cause the Seal to be affixed to such definitive or interim bonds, debentures, share certificates or other securities by the use of such dies. Bonds, debentures, share certificates or other securities to which the Seal has been so affixed shall for all purposes be deemed to be under and to bear the Seal lawfully affixed thereto.

25.3 Official Seal

The Company may have for use in any other province, state, territory or country an official seal which shall have on its own face the name of the province, state, territory or country where it is to be used and all of the powers conferred by the Company Act with respect thereto may be exercised by the Directors or by a duly authorised agent of the Company.

26. PROHIBITIONS

26.1 Number of Owners of Designated Securities

If the Company is, or becomes, a company which is not a reporting company, the number of persons who beneficially own Designated Securities of the Company (counting any two or more joint registered owners as one beneficial owner) shall be limited to 50, excluding persons who:

(1)	are employed by the Company or an affiliate of it; or

(2)
beneficially owned, directly or indirectly, Designated Securities of the Company while employed by it or by an affiliate of it and, at all times since ceasing to be so employed, have continued to beneficially own, directly or indirectly, at least one Designated Security of the Company.

26.2 Transfer of Designated Securities

If the Company is, or becomes, a company which is not a reporting company, no Designated Securities of the Company, and no securities that are convertible into or exchangeable for Designated Securities of the Company, shall be:

(1)	offered for sale to the public; or

(2)
transferred without the previous consent of the Directors expressed by a resolution of the Board and the Directors shall not be required to give any reasons for refusing to consent to any such proposed transfer.

Dated this 10 day of June 2002

            /s/ Hassan Salari
Hassan Salari
    927 Pacific Drive
            Delta, B.C., V4M 2K2
Businessman